Exhibit 23.6

Consent of Independent Auditor

We consent to the incorporation by reference in Amendment No. 1 to the Form S-3 Registration Statement No. 333-192518 of Banc of California, Inc. (formerly known as First PacTrust Bancorp, Inc.) of our report dated March 12, 2013 relating to our audit of the 2012 financial statements of The Private Bank of California, appearing in the Current Report of Banc of California, Inc. filed on April 11, 2013.

We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

/s/ McGladrey LLP

Los Angeles, CA

February 10, 2014